SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                    ----------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT



                    Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934

                       Date of Report - June 6, 2002
                       (Date of earliest event reported)

                          METROLOGIC INSTRUMENTS, INC.
             (Exact name of Registrant as specified in its charter)



               New Jersey                0-24172             22-1866172
        (State of incorporation) (Commission file number) (IRS employer identification number)

                  90 Coles Road, Blackwood, New Jersey, 08012
               (Address of principal executive offices, zip code)

                            Area Code (856) 228-8100
                               (Telephone number)


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Item 5.  Other Information.

                                                          1

Nasdaq

     As previously reported on a Current Report on Form 8-K dated April 18, 2002, Metrologic Instruments, Inc. (the 'Company") received a Nasdaq Staff Determination Letter indicating that the Company's securities were subject to delisting from the Nasdaq National Market.

     Following a hearing by the Nasdaq Listing Qualifications Panel (the "Nasdaq Panel") on May 17, 2002, the Company received the decision on June 4, 2002 from the Panel, maintaining its listing on the Nasdaq National Market.

     The Nasdaq Panel indicated that the Company had regained compliance with the Nasdaq filing requirements through its filing of an amended Form 10-K for the fiscal year ended December 31, 2001 on May 28, 2002 and an amended Form 10-Q for the quarter ended March 31, 2002 on May 29, 2002. The decision of the Nasdaq Panel includes a requirement that the Company file all required periodic reports on a timely basis for all reporting periods through March 31, 2003, and that any delay could result in a delisting of the Company's securities without any further hearing with the Nasdaq Panel on any such failure to timely file its reports.

Symbol Dispute

     On May 30, 2002 the Company was served with an amended complaint by Symbol Technologies, Inc. ("Symbol"). The amended complaint restates the claims made in the first complaint for a declaratory judgment that the Company is in material breach of the terms of the License Agreement between Symbol and the Company (the "Agreement") and a declaratory judgment that Symbol is not in breach of the Agreement. The amended complaint makes further claims for a declaratory judgment that Symbol may terminate Metrologic rights and licenses under the Agreement in the event that a material breach on the part of Metrologic is found. The amended complaint also asserts claims of patent infringement from the alleged date of termination against both the Company and
C. Harry Knowles, its Chairman and CEO, as well as a claim for fraudulent transfer.

     The Company maintains that it has made all payments required under the terms of the Agreement and that it is not in breach and that any assertion of material breach by Symbol is unsupported. Because each of the remaining claims in the amended lawsuit rely upon a finding of material breach by the Company, the Company's position is that Symbol is not entitled to judgment on any of its allegations. The Company has not yet filed its answer to the amended Complaint.

                                   SIGNATURES

                  Pursuant to requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  June 10, 2002                       Metrologic Instruments, Inc.


                                             By:      /s/ Thomas E. Mills, IV
                                                      Thomas E. Mills, IV
                                                      President, Chief
                                                      Operating Officer and
                                                      Chief Financial Officer